                     [AMBANC HOLDING CO., INC. LETTERHEAD]



                                                                  April 23, 1998


Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Ambanc Holding Co., Inc. (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:00 a.m., New York time, on Friday, May 22, 1998 at the Best Western located at 10 Market Street, Amsterdam, New York. At the meeting we will report on the Company's operations and outlook for the year ahead.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Your Board of Directors and management are committed to the success of Ambanc Holding Co., Inc., and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                         Very truly yours,



                                         ROBERT J. BRITTAIN
                                         President and Chief Executive Officer

                            AMBANC HOLDING CO., INC.
                               11 Division Street
                        Amsterdam, New York  12010-4303
                                 (518) 842-7200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 22, 1998

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Ambanc Holding Co., Inc. (the "Company") will be held at the Best Western located at 10 Market Street, Amsterdam, New York, on Friday, May 22, 1998, at 10:00 a.m., New York time.

     A proxy card and a proxy statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     I.   The election of three directors of the Company;

     II. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on April 15, 1998 are the stockholders entitled to vote at the Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of proxy which is solicited on behalf of the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person or otherwise properly revoke such proxy.

                              By Order of the Board of Directors



                              Robert J. Brittain
                              President and Chief Executive Officer

Amsterdam, New York
April 23, 1998


-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                            AMBANC HOLDING CO., INC.
                               11 Division Street
                         Amsterdam, New York 12010-4303
                                 (518) 842-7200
                              ____________________

                                PROXY STATEMENT
                              ____________________

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1998
                              ____________________


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ambanc Holding Co., Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the Best Western located at 10 Market Street, Amsterdam, New York, on Friday, May 22, 1998, at 10:00 a.m., New York time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about April 23, 1998. Certain of the information provided herein relates to Amsterdam Savings Bank, FSB (the "Bank"), a wholly owned subsidiary of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of three directors of the Company and the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

PROXIES AND PROXY SOLICITATION

     If a stockholder properly executes the enclosed proxy distributed by the Company, the proxies named will vote the shares represented by that proxy at the Meeting. Where a stockholder specifies a choice, the proxy will be voted in accordance with the stockholder's instructions. Where no specific direction is given, the proxies will vote the shares "FOR" the election of management's nominees for directors of the Company and "FOR" the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. As to any other matters presented at the Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the stockholder giving it at any time before it is voted by delivering to the Secretary of the Company at the above address, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

VOTING RIGHTS; VOTE REQUIRED

     Stockholders of record as of the close of business on April 15, 1998 (the "Voting Record Date"), will be entitled to one vote on each matter presented for a vote at the Meeting for each share of Common Stock then held. Such vote may be exercised in person or by a properly executed proxy as discussed above. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to ratify KPMG Peat Marwick LLP as the Company's independent auditors will have the effect of a negative vote since that proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. A broker non-vote (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have no effect on the outcome of the election of directors or ratification of auditors. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the Company's auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Voting Record Date, the Company had 4,258,418 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock and
(ii) all directors and officers as a group. See "Proposal I -Election of Directors" for information regarding share ownership of the Company's Chief Executive Officer and its Directors.

                                         Shares Beneficially  Percent of
Beneficial Owners                               Owned            Class
-----------------                        -------------------  -----------

Ambanc Holding Co., Inc./(1)/                        433,780       10.19%
Employee Stock Ownership Plan
11 Division Street
Amsterdam, New York  12010

Janus Capital Corp. /(2)/                            310,650        7.29%
100 Fillmore Street, Suite 300
Denver, Colorado 80206-4923

Directors and executive officers/(3)/                277,933        6.39%
 of the Company and the Bank
 as a group (15 persons)
-------------------------------------

(1) The amount reported represents shares of Common Stock held by the Ambanc Holding Co., Inc. Employee Stock Ownership Plan (the "ESOP"). As of the Voting Record Date, 103,525 shares of Common Stock under the ESOP have been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants or which have been allocated but may not be voted by the participants. Pursuant to the terms of the ESOP, participants in the ESOP have the right to direct the voting of shares allocated to participant accounts.

(2) As reported by Janus Capital Corp. ("Janus"), on a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the Exchange Act"). Janus reported shared voting and dispositive power with respect to all shares reported in its Schedule 13G.

(3) This amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes options to purchase 88,071 shares of Common Stock granted to directors and executive officers which are currently exercisable or exercisable within 60 days of the Voting Record Date.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of ten members. Approximately one-third of the directors are elected annually to serve for a three-year term or until their respective successors are elected and qualified.

     The following table sets forth certain information, as of the Voting Record Date, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting "For" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted "For" the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding Common Stock of the Company.

                                                                                               SHARES OF
                                                                                              COMMON STOCK
                                                                         DIRECTOR   TERM TO   BENEFICIALLY    PERCENT
NAME                           AGE   POSITION(S) HELD IN THE COMPANY    SINCE/(1)/  EXPIRE     OWNED/(2)/    OF CLASS
-----------------------------  ---  ----------------------------------  ----------  -------  --------------  ---------

                                                             NOMINEES

Lauren T. Barnett               72  Director                                  1966     2001     28,348/(3)/  *
Robert J. Brittain/(4)/         57  President, Chief Executive                1988     2001     59,017/(5)/      1.38%
                                    Officer
                                    and Director
Charles S. Pedersen             72  Director                                  1977     2001     15,148/(3)/  *

                                                  DIRECTORS CONTINUING IN OFFICE

John J. Daly                    57  Director                                  1988     2000     16,648/(3)/  *
Lionel H. Fallows               77  Director                                  1981     2000  15,648/(3)(6)/  *
Marvin R. LeRoy, Jr.            37  Director                                  1996     2000      5,534/(7)/  *
William A. Wilde, Jr.           80  Director                                  1966     2000     13,648/(3)/  *
Paul W. Baker                   80  Chairman of the Board                     1963     1999     13,648/(3)/  *
Robert J. Dunning, DDS/(4)/     71  Director                                  1972     1999     17,748/(3)/  *
Carl A. Schmidt, Jr.            72  Director                                  1974     1999     15,648/(3)/  *

______________________

(1) Includes service as a director of the Bank.

(2) The nature of beneficial ownership for shares reported in this column is sole voting and dispositive power, except as otherwise noted in these footnotes. Included in the shares beneficially owned by the named individuals are options to purchase shares of Common Stock, which are currently exercisable or exercisable within 60 days of the Voting Record Date, as follows: Mr. Brittain - 25,078 shares and each other director - 4,514 shares.

(3) Includes 8,134 shares of restricted Common Stock over which such individual has no dispositive power.

(4) Mr. Brittain and Dr. Dunning are related through the marriage of their children.

(5) Includes 27,111 shares of restricted Common Stock over which Mr. Brittain has no dispositive power.

(6) Reported shared voting and investment power with respect to 1,000 shares of Common Stock owned by his spouse.

(7) Reported shared voting and dispositive power with respect to 20 shares of Common Stock owned by his children who reside with him.

     The business experience of each director of the Company for at least the past five years is set forth below.

     LAUREN T. BARNETT. Since 1957, Mr. Barnett has been the President of the Barnett Agency, Inc., an insurance agency located in Amsterdam, New York. Mr. Barnett is also a licensed real estate broker.

     ROBERT J. BRITTAIN. Mr. Brittain is President and Chief Executive Officer of the Company and the Bank. Mr. Brittain has held these positions with the Company since its incorporation in June 1995. He has been employed by the Bank since 1976 in numerous capacities. Mr. Brittain was named President of the Bank in 1987 and Chief Executive Officer in 1988.

     CHARLES S. PEDERSEN. Since 1985, Mr. Pedersen has been a manufacturers' representative for various international fiberglass and related product companies. Mr. Pedersen's office is located in Amsterdam, New York.

     JOHN J. DALY. Mr. Daly is the Vice President and was a former owner of Alpin Haus, Inc., a retail company located in Amsterdam, New York, which specializes in the sale of recreational vehicles. Mr. Daly has been associated with Alpin Haus since 1963.

     LIEUTENANT COLONEL LIONEL H. FALLOWS. Lieutenant Colonel Fallows is a retired logistics manager, Stratton Air National Guard Base, Schenectady, New York and Deputy Group Commander, 109th Military Airlift Group, New York Air National Guard. Lieutenant Colonel Fallows retired in 1980.

     MARVIN R. LEROY, JR. Mr. LeRoy is Executive Director of the Alzheimer's Association, Northeastern New York Chapter and is also Town/County Supervisor for Saratoga County representing the Town of Clifton Park. Previously, he has served as Development Officer for Skidmore College in Saratoga Springs, Executive Director of the Kenwood Child Development Center in Albany, Executive Director of the Amsterdam City Center (YMCA) and served as Executive Director of the Montgomery County Youth Bureau, Planning Officer for the Montgomery County Planning Department, and Director of the Montgomery County Veterans Services. Mr. LeRoy is also active in the community having served on over 25 boards and councils throughout the Capital District.

     WILLIAM A. WILDE, JR. Mr. Wilde is a retired Vice President of Operations for Amsterdam Printing and Litho Corp., located in Amsterdam, New York. Mr. Wilde retired in 1983.

     PAUL W. BAKER. Mr. Baker has been the Chairman of the Board of Directors of the Bank since 1988. Mr. Baker retired as President in 1981 from Morrison and Putnam, Inc., a musical instrument retail operation, in Amsterdam, New York.

     ROBERT J. DUNNING, DDS. Dr. Dunning is a dentist in the Amsterdam, New York area, where he has been practicing since 1952.

     CARL A. SCHMIDT, JR. Mr. Schmidt is a retired Vice President of Manufacturing for Sofco, Inc., a paper conversion manufacturing company, located in Scotia, New York. Mr. Schmidt retired in 1993.

MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

     Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the year ended December 31, 1997, the Board of Directors met 12 times. During 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

     The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

     The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. Directors Pedersen (Chairman), Baker, Barnett and Daly serve on this Committee. The Audit Committee met three times during 1997.

     The Company's Compensation and Benefits Committee is currently composed of Directors Schmidt (Chairman), Barnett, Daly and Pedersen. The Compensation and Benefits Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies as well as administering the Company's 1997 Stock Option and Incentive Plan (the "Stock Option Plan") and its Recognition and Retention Plan (the "RRP"). This committee met eight times during 1997.

     The Company's Nominating Committee, consisting of the entire Board of Directors, reviews the terms of the directors and makes nominations for directors to be voted on by stockholders. The Nominating Committee generally meets once a year. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting. The Nominating Committee met once in January 1998 for the purpose of making nominations for directors to be voted on by stockholders at the Meeting.

     Meetings and Committees of the Bank. The Bank's Board of Directors (the members of which are the same as the Company's board members) meets at least monthly and held 13 meetings during the year ended December 31, 1997. During 1997, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

DIRECTOR COMPENSATION

     Directors of the Company did not receive any remuneration for service on the Company's Board of Directors or any committees of the Company's Board of Directors during 1997. Each non-employee director of the Bank during 1997 (each of whom is also a director of the Company), however, received a fee of $13,800 per year as compensation for service on the Board of Directors of the Bank. Non-employee board members of the Bank's Executive, Audit, Personnel and Strategic Planning Committees also received $200 for each committee meeting attended. In addition to the foregoing, each non-employee director of the Bank was granted an option to purchase 18,056 shares of Common Stock at an exercise price equal to $13.75 (the fair market value of the Common Stock on the date of the grant) and each non-employee director, except for Mr. LeRoy, was granted 8,133 shares of restricted Common Stock. The options and restricted stock are scheduled to vest in four equal annual installments with the first installment vesting on May 23, 1998.

     The Bank has established a deferred compensation program for the benefit of its non-employee Directors. This program permits participating Directors to defer a portion of their Board fees over a five year period. Pursuant to agreements entered into with participating Directors, upon the later of the sixth year, or the Director reaching 65 years of age, the Director (or in the event of death, his designated beneficiary) receives an annual cash payment based upon the amount of fees deferred for a period of up to 10 years. In order to balance the expected payments under the deferred compensation plan, the Bank has purchased whole life insurance policies on the lives of the participating Directors. While the Bank will make the annual payments to participating Directors over the ten year period, the lump sum death benefits payable on the insurance policies should be sufficient to repay the Bank for the benefits paid to such participating Directors with a modest return, provided actuarial assumptions regarding life expectancies are accurate. Currently, all of the non-employee Directors are participating in the deferred compensation program except for Directors Pedersen, LeRoy and Wilde.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer. No other individual received salary and bonus in excess of $100,000 in 1997.

                                              Summary Compensation Table
                                                                                                          Long Term
                                                             Annual Compensation                        Compensation
                                                                                                            Awards
                                                          Other Annual   Restricted                     All Other
Name and Principal Position      Year  Salary     Bonus   Compensation   Stock           Options        Compensation
                                       ($)        ($)          ($)/(1)/  Award ($)       (#)            ($)

Robert J. Brittain, President    1997  $167,000     ---             ---  $372,776/(2)/   100,312/(3)/    $54,378/(4)/
 and Chief Executive Officer     1996   167,000     ---             ---            ---            ---          33,788
                                 1995  157,000      ---             ---            ---            ---           1,873


(1) Mr. Brittain did not receive any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of his salary and bonus, or $50,000.

(2) Represents the dollar value, based on the $13.75 closing price per share of the Common Stock on May 23, 1997, the date of grant. The shares of restricted stock vest in four equal annual installments (with the first installment scheduled to vest on May 23, 1998), provided the individual maintains "Continuous Service" (as defined in the RRP) with the Company and/or the Bank. Holders of restricted stock granted under the RRP are entitled to receive any dividends paid by the Company on the Common Stock. At December 31, 1997, Mr. Brittain owned 27,111 shares of restricted Common Stock with a market value of $508,331 at such date (based on the $18.75 closing price per share of the Common Stock on December 31, 1997).

(3) See the tables captioned "OPTION GRANTS IN LAST FISCAL YEAR" and "AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES" for information on stock options.

(4) Represents the market value of the Bank's contribution to the ESOP on behalf of Mr. Brittain.


     The following table sets forth certain information concerning stock options granted by the Company to Mr. Brittain during fiscal 1997. No stock appreciation rights were granted during fiscal 1997.

                       Option Grants in Last Fiscal Year

                               Individual Grants

                         Number of       % of Total
                        Securities         Options      Exercise or
                        Underlying       Granted to        Base
                          Options         Employees        Price      Expiration
Name                      Granted      in Fiscal Year      ($/Sh)        Date
                         (#)/(1)/


Robert J. Brittain            100,312            26.8%       $13.75     05-23-07

(1) The options reported in the table is scheduled to vest in four equal annual installments with the first installment scheduled to vest on May 23, 1998, and each subsequent installment to vest equally on the next three anniversary dates thereafter.

     The following table sets forth certain information concerning the aggregate number and value of the stock options held by Mr. Brittain at December 31, 1997. No stock appreciation rights have been granted by the Company to date.

                         Aggregate Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

                                                            Number of Securities            Value of Unexercised
                                                            Underlying Unexercised           In-the-Money Options
                       Shares                                Options at FY-End (#)              FY-End ($)/(1)/
                      Acquired
                         on        Value
                      Exercise   Realized
Name                     (#)        ($)               Exercisable         Unexercisable    Exercisable     Unexercisable

Robert J. Brittain       ---        ---                   ---               100,312          ---              $501,560

(1) Represents the aggregate market value of the stock options as of December 31, 1997. The market value per share of the stock options is the difference between the market price per share of the Common Stock ($18.75 per share based on the closing price per share of the Common Stock as reported on the Nasdaq Stock Market on December 31, 1997, less the exercise price ($13.75 per share) of the stock options.


DEFINED BENEFIT PENSION PLAN

     The Bank sponsors a defined benefit pension plan for its employees (the
"Pension Plan").   Full-time salaried employees are eligible to participate in the Pension Plan following the completion of one year of service (1,000 hours worked during a continuous 12-month period) and attainment of 21 years of age.
A participant must reach five years of service before attaining a vested interest in his or her retirement benefits, after which such participant is 100% vested. The Pension Plan is funded solely through contributions made by the Bank.

     The benefit provided to a participant at normal retirement age (generally age 65) is based on the average of the participant's basic annual compensation during the 36 consecutive months of service within the last 120 completed months of a participant's service which yields the highest average compensation ("average annual compensation"). Compensation for this purpose is the participant's basic annual salary, including any contributions through a salary reduction arrangement to a cash or deferred plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, but exclusive of overtime, bonuses, severance pay, or any special payments or other deferred compensation arrangements. The annual benefit provided to a participant who retires at age 65 is equal to 2% of average annual compensation for each year of service without offset of the participant's anticipated Social Security benefits. An individual's annual benefit is limited to 70% of his or her annual average compensation.

     The annual benefit provided to participants (i) at early retirement age (generally age 60) with five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with ten years of service who elect to receive payment of their benefits prior to normal retirement age or (iii) who postpone annual benefits beyond normal retirement age, are calculated basically the same as the benefits for normal retirement age, with annual average compensation being multiplied by 2% for each year of such individual's actual years of service. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan.

     The Pension Plan also provides for disability and death benefits.

     The following table sets forth, as of December 31, 1997, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and does not reflect offsets for Social Security benefits.

                  PENSION PLAN TABLE

                          YEARS OF CREDITED SERVICE

REMUNERATION      15       20       25        30        35

$ 75,000        $22,500  $30,000  $37,500  $ 45,000  $ 52,500

 100,000         30,000   40,000   50,000    60,000    70,000

125,000          37,500   50,000   62,500    75,000    87,500

150,000          45,000   60,000   75,000    90,000   105,000

175,000/(1)/     52,500   70,000   87,500   105,000   122,500


    /(1)/ 1997 annual earnings limited to $160,000 by Internal Revenue Service regulations.

     For purposes of this plan, at December 31, 1997, it is estimated that Mr. Brittain had 21 years of credited service with the Bank. The Board of Directors may terminate this plan, or modify it to reduce the level of future benefits in order to reduce the costs of the plan to the Bank.

EMPLOYMENT AGREEMENTS

     President Brittain and five other executive officers have employment agreements with the Bank. The employment agreements became effective on January 1, 1996 and provide for annual base salaries in an amount not less than such individuals' current salaries and an initial term of three years for Mr. Brittain and two years for each of the other executive officers of the Bank.
The agreements guarantee participation in an equitable manner in employee benefits applicable to executive personnel. The agreements provide that on each anniversary of the agreement, the term of employment under the agreements shall be extended for a period of one year in addition to the then-remaining term of employment under the agreements, provided that the extensions are formally reviewed and approved by the Board of Directors of the Bank and provided that the Bank has not given a 90 day notice that it will not extend the agreements. As of December 31, 1997, President Brittain has two years remaining on his employment agreement and each of the other executive officers has one year remaining on his or her respective agreement.

     The employment agreements provide for payment to the employees of the greater of their salaries for the remainder of the term of the agreement, or 299% of the employees' base compensation, in the event there is a "change in control" of the Bank and employment terminates involuntarily in connection with such change in control or within twelve months thereafter. Such payments could have the effect of deterring an attempt to acquire control of the Company by increasing the acquiror's expenses if any acquisition occurs. The termination payments are subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Code to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. (S)574.3 or 4. Such filings or notices are generally required prior to the acquisition of control of 10% of the Company's common stock.

     If Mr. Brittain had been terminated as of December 31, 1997, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $499,000.

COMPENSATION AND BENEFITS COMMITTEE REPORT

     The Compensation and Benefits Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and executive and director incentive plans. The Committee is composed entirely of outside directors.

Executive Compensation Philosophy

     The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive so as to attract, motivate and retain talented executives. Secondly, the program is intended to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial
performance of the Company.   The Committee's philosophy is to pay competitive
annual salaries to executive officers, coupled with incentives that will result in overall compensation for executive officers that will fluctuate depending upon, and be commensurate with, the Company's actual performance in relation to the financial goals established by the Committee and ratified by the Board of Directors at the beginning of each year. These incentives consist of annual cash incentive compensation and long-term stock compensation, consisting primarily of stock grants and stock options.

     The Committee assesses the competitiveness of its executives' compensation by referring, at least annually, to a survey which compares and examines a variety of compensation-related data furnished by a prominent international consulting firm for the financial industry. The Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Company's compensation decisions are competitive within its industry. Based upon this information, the Committee believes that it has established a program to:

     . Support a performance-oriented environment that rewards performance not only with respect to the Company's goals but also the Company's performance as compared to that of others in the industry;

     . Attract and retain key executives critical to the long-term success of the Company and the Bank;

     . Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes; and

     . Reward executives for long-term strategic management and the enhancement of stockholder value.

     In making compensation decisions the Committee also focuses on the individual contributions of executives of the Company and the Bank. The Committee uses its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant it.

Annual Salaries

     Salary ranges governing executives are established annually based upon competitive data and other information pertinent to the geographic area, especially in the banking field. Within the ranges, salaries vary based upon an individual's level of responsibility, impact on the business, work experience, performance, tenure and potential for advancement within the Company and the Bank. Annual salaries for newly-hired executives are determined at the time of hire, taking into account all of the foregoing except tenure. The chief executive officer and other executive officers will receive salary increase consideration at 12-15 month intervals for purposes of business performance comparisons. Salary adjustments for the chief executive officer and other executives are subject to approval by the full Board, based upon the recommendations of the Committee.

Annual Incentives/Bonuses.

     The Committee established a cash bonus program based on the Company meeting pre-established performance criteria measured by return on equity, earnings per share and efficiency ratio. Goals are set based both on peer group and industry wide performance. In order for cash bonuses to be paid, the Company must meet its goals in two of the three categories. No cash bonuses were paid in 1997 as the Company met its goals in only one of the categories.

Long-Term Incentives

     The Company's Stock Option Plan and RRP, which were approved by stockholders in 1997, are the Company's long-term incentive plans for executive officers, directors and employees of the Company and the Bank. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and the Company's performance, and to enable such individuals to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Awards are made at a level calculated to be competitive with the thrift industry.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.

Submitted by the Compensation and Benefits Committee of the Company

Carl A. Schmidt, Jr. (Chairman)
Lauren T. Barnett
John J. Daly
Charles S. Pedersen

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The Company's initial public offering price for its Common Stock was $10.00 per share. The line graph below compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period December 27, 1995 (the date the Company became a public company) through December 31, 1997.








                            12/27/95   12/31/95   12/31/96   12/31/97
                           ---------  ---------  ---------  ---------

Ambanc Holding Co., Inc    $  100.00  $  101.09  $  112.50  $  188.65

Selected Thrift Index         100.00     100.00     130.51     219.43

Nasdaq Market Index           100.00     100.00     124.27     152.00


CERTAIN TRANSACTIONS

     The Company has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to directors must be approved by a majority of the disinterested directors. Residential loans and any loan in excess of $100,000 to an executive officer must be approved by a majority of the Board of Directors. All loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Company's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP to be the Company's independent auditor for the fiscal year ending December 31, 1998, subject to ratification by the Company's stockholders. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
        RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE
            COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998


                                 OTHER MATTERS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, located at 11 Division Street, Amsterdam, New York 12010-4303, no later than December 24, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. Should any other matters properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY

                           AMBANC HOLDING CO., INC.
                              AMSTERDAM, NEW YORK
                 ANNUAL MEETING OF STOCKHOLDERS--MAY 22, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the Board of Directors of Ambanc Holding Co., Inc. (the "Company") with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock, par value $.01 per share (the "Common Stock"), of Ambanc Holding Co., Inc. which the undersigned is entitled to vote at the Annual Meeting (the "Meeting") of Stockholders to be held at the Best Western located at 10 Market Street, Amsterdam, New York, at the date and time set forth in the Notice of Annual Meeting and at any and all adjournments and postponements thereof, as indicated on the reverse side hereof.

          The Board of Directors Recommends a Vote "For" Each of the
                               Listed Proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Company common stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your
    votes as in this
    example

  I. The election of LAUREN T. BARNETT, ROBERT J. BRITTAIN and CHARLES S. PEDERSEN for terms of three years.

        FOR                WITHHOLD                    FOR ALL
                                                       EXCEPT

        [_]                  [_]                         [_]

INSTRUCTION: To vote for all nominees mark the box "FOR" with an "X". To withhold your vote for all nominees mark the box "WITHHOLD" with an "X". To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with
                       -------------
an "X" and write the name or names of the nominee(s) on the line provided below for whom you wish to withhold your vote.

________________________________________________________________________________

II. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the year ending December 31, 1998.

      FOR                  AGAINST                     ABSTAIN

      [_]                    [_]                         [_]

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of the Notice of Annual Meeting, the related Proxy Statement and the Company's Annual Report to Stockholders for the year ended December 31, 1997.

                                                Date:____________________, 1998
                                                Please sign exactly as your name
                                                appears on this card. When
                                                signing as attorney, executor,
                                                administrator, officer, trustee
                                                or guardian, please give your
                                                full title. If shares are being
                                                held jointly, each holder
                                                should sign.

                                                ________________________________
                                                   Signature of Stockholder

                                                ________________________________
                                                   Signature of Stockholder

                                                PLEASE PROMPTLY COMPLETE, DATE,
                                                SIGN AND MAIL THIS PROXY IN THE
                                                ENCLOSED POSTAGE-PAID ENVELOPE.